                                                                   Exhibit 10.36


                                    FORM OF
                           RESTRICTED STOCK AGREEMENT

         THIS RESTRICTED STOCK AGREEMENT (this "Agreement") is made as of November 30, 2005 between Commercial Vehicle Group, Inc., a Delaware corporation (the "Company"), and <<NAME>> ("Grantee").

         WHEREAS, the Grantee is<<RELATIONSHIP>>of the Company; and

         WHEREAS, the grant of the shares of restricted stock (as governed by the Company's Amended and Restated Equity Incentive Plan (the "Plan")) to the Grantee described herein has been approved by the Company's Compensation Committee (the "Committee").

         NOW, THEREFORE, pursuant to the Plan, the Company, upon the terms and conditions set forth herein, hereby grants to you <<AMOUNT_OF_SHARES>> restricted shares of Common Stock, par value $.01, ("Common Stock") of the Company (the "Restricted Shares") effective as of the date hereof (the "Date of Grant"), and subject to the terms and conditions of the Plan and the terms and conditions of this Agreement.

         1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Plan.

         2. Issuance of Shares. In consideration of the Grantee's service as <<RELATIONSHIP>> of the Company, the Restricted Shares shall be issued to the Grantee, and, upon payment to the Company by the Grantee of the aggregate par value thereof, which payment shall be made within 10 days of the date hereof, shall be fully paid and nonassessable and shall be represented by a certificate or certificates issued in the name of the Grantee and endorsed with an appropriate legend referring to the restrictions hereinafter set forth.

         3. Restrictions on Transfer of Shares. The Restricted Shares may not be sold, assigned, transferred, conveyed, pledged, exchanged or otherwise encumbered or disposed of (each, a "Transfer") by the Grantee, except to the Company, unless and until they have become nonforfeitable as provided in Section 4 hereof. Any purported encumbrance or disposition in violation of the provisions of this Section 2 shall be void AB INITIO, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Shares. As and when permitted by the Plan, the Committee may in its sole discretion waive the restrictions on transferability with respect to all or a portion of the Restricted Shares. Notwithstanding the foregoing, Grantee may not Transfer Restricted Shares which have become nonforfeitable as provided in
Section 4 hereof unless such Restricted Shares are registered pursuant to the Securities Act of 1933 (the "Securities Act"), are sold under Rule 144 promulgated under the Securities Act or unless the Company, after consultation with counsel, and its counsel agree with Grantee that such Transfer is not required to be registered under the Securities Act.

         4.       Vesting of Shares.

                  (a) Subject to paragraph Section 5 hereof, the Restricted Shares shall vest and become nonforfeitable if the Grantee remains
<<RELATIONSHIP>> of the Company through the vesting dates set forth below with respect to the percentage of Restricted Shares (rounded to the nearest whole share) set forth next to such date:


                                                        Percentage of Restricted Shares
                              Vesting Date                Vesting on such Vesting Date
                  ------------------------------------- ---------------------------------
                  October 20, 2006                                    33-1/3%
                  October 20, 2007                                    33-1/3%
                  October 20, 2008                                    33-1/3%


         (b) Notwithstanding the provisions of Section 4(a) above, in connection with a Change in Control, the provisions set forth in Section 13 of the Plan shall govern with respect to the acceleration of the vesting of the Restricted Shares.

         (c) Notwithstanding the provisions of Section 4(a) above, the Committee may, in its sole discretion, vest or accelerate the vesting of shares of the Restricted Shares at any time.

         5. Forfeiture of Shares. If the Grantee ceases to be<<RELATIONSHIP>>of the Company due to death, Disability or Retirement during any period of restriction, any non-vested Restricted Shares shall immediately vest and all restrictions on the Restricted Shares shall lapse and certificate(s) representing such Restricted Shares shall be delivered by the Company reasonably promptly upon a request by the Grantee. If the Grantee ceases to be<<RELATIONSHIP>>of the Company for any other reason, any non-vested Restricted Shares shall be forfeited by the Grantee and the certificate(s) representing the non-vested portion of the Restricted Shares so forfeited shall be canceled.

         6. Dividend, Voting and Other Rights. Except as otherwise provided in this Agreement, from and after the Date of Grant, the Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereto, provided, however, that any additional Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, recapitalization, combination of shares, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same risk of forfeiture, certificate delivery provisions and restrictions on transfer as the forfeitable Restricted Shares in respect of which they are issued or transferred and shall become Restricted Shares for the purposes of this Agreement, and provided further that, and dividend paid with respect to unvested Restricted Shares for which an election under Section 83(b) of the Code has not been made (i) constitutes compensation income subject to all applicable tax withholding and
(ii) shall be paid on or about the date the such dividend is paid to holders of the Company's Common Stock generally, but in any event not later than the later of (A) the calendar year in which such dividend is declared and (B) the fifteenth (15th) day of the third month following the date such dividend is declared.

         7. Retention of Stock Certificate(s) by the Company. The certificate(s) representing the Restricted Shares shall be held in custody by the Company, together with a stock power in the form of Exhibit A hereto which shall be endorsed in blank by the Grantee and delivered to the Company within 10 days of the date hereof, until such shares have become nonforfeitable in accordance with Section 4.


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

         8. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws, provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue or release from restrictions on transfer any Restricted Shares pursuant to this Agreement if such issuance or release would result in a violation of any such law.

         9. Withholding Taxes. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with any issuance or vesting of Restricted Shares or other securities pursuant to this Agreement, and the amounts available to the Company for such withholding are insufficient, the Grantee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Grantee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Restricted Shares that become nonforfeitable hereunder, and the Restricted Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the market value (determined with reference to the then current price of the Company's Common Stock as quoted on The Nasdaq National Market) per share of such Restricted Shares on the date of such surrender.

         10. Conformity with Plan. The Agreement and the Restricted Shares granted pursuant hereto are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this letter agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing this Agreement, you acknowledge and agree to be bound by all of the terms of this Agreement and the Plan.

         11. Amendments. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Grantee.

         12. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

         13. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee and the successors and assigns of the Company.

         14. Notices. Any notice to the Company provided for herein shall be in writing to the attention of the Secretary of the Company at Commercial Vehicle Group, Inc., 3650 West Campus Oval, New Albany, Ohio 43504, and any notice to the Grantee shall be addressed to the Grantee at his address currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when hand delivered, or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service, addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified, except that notices of changes of address shall be effective only upon receipt.


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

         15. Governing Law. The laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof, shall govern the interpretation, performance and enforcement of this Agreement.

                                    * * * * *


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

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ___ day of November, 2005.


                                     COMMERCIAL VEHICLE GROUP, INC.


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------



ACKNOWLEDGED AND AGREED:

----------------------------
(Signature of Grantee)



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


                                                                       EXHIBIT A



                  FORM OF ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers unto _______________________, ____ shares of the Common Stock, par value $0.01 per share, of Commercial Vehicle Group, Inc., a Delaware corporation (the "Company") standing in its name on the books of said Company represented by Certificate Number ____, and does hereby irrevocably constitute and appoint ________________ as attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.


Date: ________________________           _______________________________________
                                         Holder

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